UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Kowabunga! Inc.

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To Our Stockholders:

You are cordially invited to attend our annual meeting of stockholders which will be held at our offices, 15550 Lightwave Drive, Third Floor, Clearwater, Florida 33760, on Thursday, June 18, 2009 beginning at 2:00 PM, local time.

The election of two Class I directors is the only item of business which will be acted upon at this year’s annual meeting. The proxy statement is designed to answer your questions and provide you with important information regarding our Board of Directors and senior management.

This year we are furnishing proxy materials to our stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering costs and reducing the environmental impact of our annual meeting. On May 4, 2009 we mailed our stockholders a Notice of Internet Availability of Proxy Materials which contains instructions on how to access our proxy statement and annual report and vote online. The notice also provides instructions on how you can request a paper copy of these documents if you desire and how you can enroll in e-delivery.

Whether or not you plan to attend, your vote is important. Instructions regarding the various methods of voting are contained on the proxy card, including voting by toll-free telephone number or the Internet. If you received a paper copy of your proxy card by mail, you may still vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the envelope provided.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of our company. We look forward to greeting in person as many of our stockholders as possible.

Sincerely,

/s/ RICHARD K. HOWE
Richard K. Howe,
President and Chief Executive Officer

May 4, 2009

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

____________________

TO BE HELD ON THURSDAY, JUNE 18, 2009

We will hold the 2009 annual meeting of stockholders of Kowabunga! Inc. at the company’s offices located at 15550 Lightwave Drive, Third Floor, Clearwater, Florida 33760 on Thursday, June 18, 2009 at 2:00 PM, local time. At the annual meeting you will be asked to vote on the following matters:

1.

To elect two Class I directors, each to serve a three year term or until his successor has been elected and qualified, and

2.

To consider and act upon any other business as may properly come before the 2009 annual meeting or any adjournments thereof.

The Board of Directors recommends that you vote FOR Proposal 1.

The Board of Directors has fixed the close of business on April 27, 2009 as the Record Date for determining the stockholders that are entitled to notice of and to vote at the 2009 annual meeting and any adjournments thereof.

Your vote is important regardless of the number of shares you own. All stockholders are invited to attend the annual meeting in person.

By Order of the Board of Directors

/s/ RICHARD K. HOWE
Richard K. Howe,
President and Chief Executive Officer

Clearwater, Florida

May 4, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 18, 2009: This proxy statement, along with our Annual Report on Form 10-K for the year ended December 31, 2008, are available free of charge on our website www.kowabunga.com.

KOWABUNGA! INC.

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

Page No.

Questions and Answers

1

Who Can Help Answer Your Questions?

5

Corporate Governance

5

Board Committees

9

Executive Officers

13

Executive Compensation

14

Principal Stockholders

26

Certain Relationships and Related Transactions

28

Proposal 1 - Election of Class I Directors

28

Other Matters

28

Dissenter's Rights

28

Annual Report on Form 10-K

29

Householding Of Proxy Materials

29

Where You Can Find More Information

29

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

Questions and Answers

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

Why did I receive these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions to you by mail, in connection with the solicitation of proxies by the Board for the 2009 annual meeting of stockholders which will be held on June 18, 2009. Proxies are solicited to give all stockholders of record at the close of business on April 27, 2009 an opportunity to vote on matters that come before the 2009 annual meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by the rules adopted by the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our annual report available on the Internet. On May 4, 2009 we mailed a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access the proxy statement and annual report and vote online. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing the documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What may I vote on at the 2009 annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•

to elect two Class I directors; and

•

such other matters as may properly come before the 2009 annual meeting or any adjournments thereof.

Who is entitled to vote?

Stockholders of record as of the close of business on April 27, 2009, the Record Date, are entitled to vote on matters that come before the meeting. Shares can be voted only if the stockholder is present in person or is represented by proxy.

How many votes do I have?

Each share of Kowabunga common stock that you own as of the Record Date entitles you to one vote. On April 27, 2009 there were 65,508,068 shares of our common stock outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Colonial Stock Transfer Co., you are considered the stockholder of record with respect to those shares, and the notice was mailed directly to you.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

All stockholders may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials by mail, you can also vote by mail, by telephone or by facsimile.

If you are a stockholder of record, you may vote in person at the 2009 annual meeting. We will give you a ballot when you arrive.

If you are a beneficial owner of shares held in street name and you wish to vote in person at the annual meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not obtain a valid proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the 2009 annual meeting if you bring a recent bank or brokerage statement showing that you were the beneficial owner of the shares on April 27, 2009, the Record Date for voting.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•

Indicate when voting that you wish to vote as recommended by our Board of Directors; or

•

If you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We believe Proposal 1 (election of Class I directors) will be considered routine. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

Can I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date, by voting on a later date by using the Internet or by telephone or facsimile (only your latest Internet, telephone or facsimile proxy submitted prior to the annual meeting will be counted), or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

What does it mean if I get more than one proxy card?

Your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Colonial Stock Transfer Co., 66 Exchange Place, Suite 100, Salt Lake City, Utah, telephone 801-355-5740, fax 801-355-6505, or, if your shares are held by your broker or bank in “street name,” you should contact the broker or bank who holds your shares.

Why did I receive only one set of proxy materials although there are multiple stockholders at my address?

If one address is shared by two or more of our stockholders, we send only one set of proxy materials to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as householding, is used to reduce our printing and postage costs. If a stockholder of record residing at such an address wishes to receive a separate set of proxy materials in the future, he or she may contact our Corporate Secretary. If you are a beneficial owner of shares held in street name, you can request or cancel householding by contacting your bank, broker, or nominee.

What constitutes a quorum?

The presence of a majority of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold the meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted on the Internet, by telephone, by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the 2009 annual meeting.

Abstentions and broker “non-votes” are counted as present and entitled to vote for determining whether a quorum is present. For the purpose of determining whether the stockholders have approved a matter, abstentions and broker “non-votes” are not treated as votes cast affirmatively or negatively, and therefore have no effect on the outcome of any matter being voted on at the 2009 annual meeting .

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

What is required to approve each proposal?

Election of Class I directors: The nominees who receive the most votes will be elected. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Other Matters: Approval of any unscheduled matter, such as a matter incident to the conduct of the meeting, would require the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

What are the Board’s recommendations on the proposals?

The Board recommends a vote FOR Proposal 1.

How can I attend the 2009 annual meeting?

You are invited to attend the annual meeting only if you were a Kowabunga stockholder or joint holder as of the close of business on April 27, 2009, the Record Date, or if you hold a valid proxy for the 2009 annual meeting. In addition, if you are a stockholder of record (owning shares in your own name), your name will be verified against the list of registered stockholders on the Record Date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as a recent account statement or a copy of the voting instruction card provided by your broker or nominee. The meeting will begin at 2:00 PM local time. Check-in will begin at 1:30 PM local time.

How will we solicit proxies and who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by us. These costs will include the expense of preparing, assembling, printing and mailing the notice to stockholders of record and beneficial owners and printed proxy materials to stockholders who specifically request them, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owners’ voting instructions. We have not retained a proxy solicitor in conjunction with the annual meeting. In addition to soliciting proxies by mail, our Board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

Where can I find voting results of the 2009 annual meeting?

We intend to announce preliminary voting results at the 2009 annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2009.

What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings as follows:

Stockholder Proposals: As of the date of this proxy statement, we had not received notice of any stockholder proposals for the 2009 annual meeting described herein and proposals received subsequent to such date will be considered untimely. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2010 annual meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Kowabunga! Inc.

Attention: Corporate Secretary

15550 Lightwave Drive, Third Floor

Clearwater, FL 33760

Facsimile: (727) 324-0063

Under Rule 14a-8, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of the our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2010 annual meeting must be received by us at our principal executive office no later than December 15, 2009 in order to be eligible for inclusion in our 2010 proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of Kowabunga at our principal executive offices: Kowabunga! Inc., 15550 Lightwave Drive, Third Floor, Clearwater, Florida 33760 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

How may I communicate with Kowabunga’s Board or the non-management directors on Kowabunga’s Board?

You may contact any of our directors by writing to them c/o Kowabunga! Inc., 15550 Lightwave Drive, Third Floor, Clearwater, Florida 33760. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a stockholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about Kowabunga. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by Kowabunga that is addressed to the independent members of the Board and request copies of any such correspondence.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by writing, calling or emailing:

Ms. Gail Babitt

Chief Financial Officer

Kowabunga! Inc.

15550 Lightwave Drive, Third Floor

Clearwater, Florida 33760

Telephone: (727) 324-0046

Telecopier: (727) 683-9342

gail.babitt@kowabunga.com

CORPORATE GOVERNANCE

Summary of Corporate Governance Framework

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our stockholders interests and maintaining our integrity in the marketplace. To further this commitment, we have adopted our Code of Conduct and Business Code of Ethics, which applies to all our directors, officers and employees.

To assist in its governance, our Board has formed three standing committees composed entirely of independent directors: Audit, Compensation and Nominating and Corporate Governance. A discussion of each committee’s function is set forth below.

Additionally, we have adopted and published to all employees our Whistleblower Notice establishing procedures by which any employee may bring to the attention of our Audit Committee any disclosure regarding accounting, internal control or other auditing issues affecting our company or any improper activities of any officer or employee. Disclosure may be made anonymously.

Our Amended and Restated By-Laws, the charters of each Board committee, the independent status of a majority of our Board of Directors, our Code of Conduct and Business Code of Ethics, our Whistleblower Notice and our independent Chairman of the Board provide the framework for our corporate governance. Copies of our Restated By-Laws, charters, Code of Ethics and Whistleblower Notice may be found on our website at www.kowabunga.com. Copies of these materials also are available without charge upon written request to our Corporate Secretary.

Board of Directors

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. Commencing with our 2008 annual meeting our directors were divided into three classes, as equal in number as may be possible, and designated Class I, Class II and Class III. Directors may be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Directors are elected for a full term of three years; provided, however, that commencing with the Board of Directors elected at the 2008 annual meeting, the terms of the Class I and Class II directors were shortened to the 2009 and 2010 annual meetings, respectively. The terms of the Class III directors elected at 2008 annual meeting were for a full three year term, expiring at the 2011 annual meeting. In November 2008 our Board was expanded to seven members and Mr. Richard K. Howe was appointed to the vacancy when he joined our company as President and CEO. At the time of the appointment no class of directorship was assigned to Mr. Howe. Our current Class I directors are not standing for re-election at the 2009 annual meeting and Mr. Howe, together with Mr. Charles Morgan, have been nominated to serve as Class I directors as described later in this proxy under “Election of Class I Directors - Proposal 1.” Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the stockholders.

The following is biographical information on the current members of our Board of Directors:

Class I Directors

Terms Expire at the 2009 Annual Meeting

Robert T. Geras, Elected 2006, Age 70. In 1978, Mr. Geras founded and has since been President of LaSalle Investments, Incorporated, an early stage Chicago venture capital investment company. In April 2005, Mr. Geras became Interim President, director and Chief Executive Officer of Arryx, Inc., a Chicago nano-technology company which employs holographic laser steering at nano and microscopic levels to expedite groundbreaking research of many kinds. Mr. Geras co-founded and is a director of Merge Healthcare (MRGE) which provides radiology workflow products. He is currently a director of VideoHomeTours, Capital Growth Systems, Exadigm, Advanced Diamond Technologies, Bias Power, and OrthoScan. Mr. Geras is a founding member and a director of the Illinois Venture Capital Association which, in December 2004, presented Mr. Geras with the Fellows Award for “Extraordinary leadership in early stage venture funding in Illinois.” Mr. Geras also received the “Angel of the Year 2002” award by the Chicago Software Association at their Annual CityLIGHTS ceremony. On March 1, 2006, Mr. Geras was inducted into the Chicago Area Entrepreneurship Hall of Fame. Mr. Geras and his wife, Dawn, founded the Save Abandoned Babies Foundation. Mr. Geras graduated from Northwestern University in 1961.

George Mellon, Elected 2006, Age 62. Following graduation from college in 1968, Mr. Mellon spent 16 years with INA/CIGNA and in 1984 founded North American Special Risks Associations Inc. (NASRA). NASRA operated as a Managing General Underwriter (MGU) representing several A+ rated insurance companies in the accident and health employee benefits area. Mr. Mellon served as Chairman, President and Chief Executive Officer of NASRA. In 1996, NASRA merged with HCC (NYSE) where Mr. Mellon remained active until 2000 serving as Chairman, President and Chief Executive Officer of HCCES, a division of HCC. He continued with HCC as a consultant. Mr. Mellon graduated from North Dakota State University in 1968 with a B.S. degree in Economics.

Class II Directors

Terms Expire at the 2010 Annual Meeting

Joshua Metnick, Elected 2006, Age 35. Mr. Metnick has been the President and Chairman of Illinois.com, Inc., a proprietary search engine. Since December 2002, he also has served as Chairman and Chief Executive Officer of Chicago.com, Inc., as well as Managing Member of Associated Cities LLC which he formed with the owners of NewYorkCity.com, Atlanta.com and LosAngeles.com. Mr. Metnick currently serves as Chairman of Heilio, Inc., a Chicago-based network and online security services firm, and is a co-founder of Unified Consulting, Inc., a transactionally oriented Internet services development company started in 1999 and based in Los Angeles, California. In 2000, Mr. Metnick founded ePrairie.com, a news aggregator and blogging website for the Chicago and Midwest technology business community. Mr. Metnick holds a bachelor’s degree in finance from the University of Illinois and is a graduate of the Illinois Institute of Aviation.

Charles Pope, Elected 2008, Age 56. Mr. Pope joined Aerosonic Corporation, a manufacturer of aircraft instruments and displays, as Chief Financial Officer in 2007. From February 2005 through April 2007, Mr. Pope served as Chief Financial Officer for Reptron Manufacturing, a manufacturer of electronic services and engineering services. From April 2002 until February 2005, Mr. Pope served as Chief Financial Officer for SRI/Surgical, a provider to hospitals of reusable and disposable products used in surgical procedures. Previously, Mr. Pope served as Chief Financial Officer for UTEK Corporation, a business development company that acquires and funds the development of new university technologies. Mr. Pope was with PricewaterhouseCoopers LLP and left as a partner. Mr. Pope holds a B.S. in economics and accounting from Auburn University, and he is a Certified Public Accountant in Florida.

Class III Directors

Terms Expire at 2011 Annual Meeting

Mitch Tuchman, Elected 2008, Age 52. Mr. Tuchman serves as Chairman of the Board of Directors. From 2006 until 2007, Mr. Tuchman served as a consultant to Crestview Capital, a micro-cap hedge fund. From 2001 until 2005, Mr. Tuchman served as a sub-advisor to Apex Capital, LLC, a hedge fund. He continues to co-manage, with Apex, Net Market Partners, LP, a venture capital fund. Prior to 2001, Mr. Tuchman served as an investor and advisor for venture funds focusing primarily on Internet and technology related ventures. In 1999, he co-founded TestMart, a marketer of government IT services and products over the Internet. A Silicon Valley veteran, Mr. Tuchman began his career at Atari, Inc. and led, as an operating executive, several Silicon Valley companies through strategic transformations for eventual sale. He currently serves on the Board of Directors of Kintera, Inc. and Workstream, Inc. Mr. Tuchman received his MBA from Harvard Business School and his BA from Boston University.

Jack Balousek, Elected 2008, Age 63. Mr. Balousek served from 1991 to 1996 as President and Chief Operating Officer of Foote, Cone & Belding Communications, at the time one of the largest global advertising and communications networks; as Chairman and CEO of True North Technologies, a digital and interactive services firm affiliated with True North Communications; and as a Director at FCB Communications and True North Communications from 1989 until 1997. Prior to 1991, he held various senior executive management positions with FCB and Brand Management positions with the Procter & Gamble Co. Mr. Balousek has served as a director on a number of publicly-held companies, and is currently serving on the Board of Central Garden & Pet Co. He received his undergraduate degree from Creighton University and his Masters degree from Northwestern University.

Director Without a Class Designation

Richard K. Howe, Elected 2008, Age 46. Mr. Howe has served as our President and Chief Executive Officer since November 2008. Previously Mr. Howe served as Chief Marketing/Business Strategy and M&A Officer at Axciom Corporation (NasdaqGS: ACXM), a provider of management information solutions, which he joined in 2004. From 2001 to 2004, he was with Fair Isaac & Company, where he most recently served as general manager of that company’s Global Marketing Services (GMS) unit. Before joining Fair Isaac, he founded and was chairman and CEO of ieWild Inc. Mr. Howe has at various times in his career held positions in product marketing, project management, sales management, software development, and construction engineering. He is a member of the non-profit boards of Breath Arkansas and Business for Diplomatic Action. Mr. Howe earned a bachelor’s degree with distinction in structural engineering from Concordia University, Canada, and he earned his master’s degree in engineering from McGill University, Canada.

There are no family relationships between any of the directors.

Director Independence

The Board of Directors has determined that a majority of our current directors have no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined in the Company Guide of the NYSE Amex (formerly, the American Stock Exchange). In determining the independence of our directors, the Board of Directors has adopted independence standards specified by applicable laws and regulations of the SEC and the listing standards of the NYSE Amex. In making the determination of the independence of our directors, the Board of Directors considered all known transactions in which Kowabunga and any director had any interest, including any discussed under “Certain Relationships and Related Transactions” below.

Our independent directors may meet at any time in their sole discretion without any other directors or representatives of management present. Mr. Mitch Tuchman, the independent Chairman of the Board of Directors, presides at these sessions. Each independent director has access to the members of our management team or other employees as well as full access to our books and records. We have no policy limiting, and exerts no control over, meetings of our independent directors.

Board of Directors Meetings and Attendance

During 2008, the Board of Directors held two physical and 14 telephonic meetings and acted five times by unanimous written consent. No incumbent director attended during their term, either in person or via telephone, fewer than 75% of the aggregate of all meetings of the Board of Directors and committees, if any, on which each director served. The Board of Directors also approved certain actions by unanimous written consent.

Annual Meeting Attendance

Our common stock is listed on the NYSE Amex. Rules of the NYSE Amex require that we hold an annual meeting of stockholders. It is our policy that directors should make every effort to attend the annual meeting of stockholders. All six members of our Board of Directors attended our last annual meeting of stockholders.

Communications with Directors

Stockholders may communicate at any time with any of our directors, our independent directors as a group, or the entire Board by writing to them at Kowabunga! Inc., Attention: Corporate Secretary, 15550 Lightwave Drive, Third Floor, Clearwater, Florida 33760 or by faxing a communication to (727) 324-0063.

Our “whistleblower” policy prohibits us, or any of our employees, from retaliating or taking any adverse action against anyone for raising a concern or reporting a problem. Stockholders or employees preferring to raise their concerns in a confidential or anonymous manner may do so by directly contacting the chairperson of the Audit Committee as provided in our Whistleblower Notice. Stockholders and employees may also report ethical concerns or incidents, including concerns about accounting, internal controls or auditing matters. We encourage anyone with a concern to bring it to our Board ’s attention as early as possible.

Insider Trading Policy

In March 2007 our Board adopted our insider trading policy which applies to directors, officers and employees of and consultants to our company including our subsidiaries. Generally, these persons are prohibited from trading in our securities, directly or through family members or other persons or entities, if the person is aware of material nonpublic information relating to our company. Similarly, these persons are prohibited from trading in the securities of any other company if they are aware of material nonpublic information about that company which was obtained in the course of the person’s employment with our company, including our subsidiaries. These persons are also prohibited from passing on material nonpublic information to others or to recommend the purchase or sale of any securities when they are aware of material nonpublic information - a practice sometimes known as “tipping.” In an effort to help prevent inadvertent violation of federal securities laws and to avoid even the appearance of trading on the basis of material nonpublic information, all directors, executive officers subject to Section 16 of the Securities Exchange Act of 1934 and certain designated employees and consultants who have access to material nonpublic information are generally prohibited from trading in our securities during quarterly blackout periods which begin 15 days before the end of a quarter and end after the second full business day following the release of our earnings for that quarter, as well as during certain event-specific blackouts. Directors and executive officers must also pre-clear all transactions in our securities.

Legal Proceedings

There are no legal proceedings to which any director, director nominee, officer or affiliate of our company, any owner of record or beneficially of more than 5% of common stock, or any associate of any such director, officer, affiliate of our company or security holder that is a party adverse to our company or any of our subsidiaries or has a material interest adverse to us.

The SEC is currently conducting an investigation regarding certain stock sales made by individuals in 2007 and public announcements made by us at or about the time of the sales. On December 9, 2008, the SEC entered a formal order of investigation with respect to this matter. We are actively cooperating with the staff of the SEC in connection with the investigation, including providing the staff with facts and information in our possession relating to the time period and activities in question.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934 during the year ended December 31, 2008 and Forms 5 and amendments thereto furnished to us with respect to the year ended December 31, 2008, as well as any written representation from a reporting person that no Form 5 is required, we are not aware that any officer, director or 10% or greater stockholder failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the year ended December 31, 2008 other than as follows:

•

Mr. Howe, our CEO, failed to timely file a Form 3 upon joining our company and failed to timely file a Form 4 reporting the granting of stock options. These forms were subsequently filed by Mr. Howe,

•

Mr. Mitchell, our former CEO, failed to timely file two Form 4s, one reporting the granting of an option and the second reporting the issuance of stock to Mr. Mitchell in conjunction with his separation from our company. These forms were subsequently filed by Mr. Mitchell, and

•

Mr. Linden, our former chief technology officer, failed to timely file one Form 4 reporting the acquisition of securities. This form was subsequently filed by Mr. Linden.

BOARD COMMITTEES

The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance committees. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has a written charter. The charters are available on our website at www.kowabunga.com. Mr. Howe, who is not an independent director, is not a member of any committee of our Board of Directors. Information concerning the current membership and function of each committee is as follows:

Board of Directors Committee Membership

Director	Audit Committee Member	Compensation Committee Member	Nominating and Governance Committee Member
Mitch Tuchman			√
Robert T. Geras [2]	√	√
George Mellon [2]	√		√[1]
Joshua Metnick			√
Charles Pope	√[1]	√
Jack Balousek		√[1]

———————

1

Denotes Chairperson.

2

As described elsewhere herein, neither Mr. Geras nor Mr. Mellon are standing for re-election to the Board of Directors at the annual meeting.

Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibility relating to:

•

the integrity of our financial statements;

•

our compliance with legal and regulatory requirements; and

•

the qualifications and independence of our independent registered public accountants.

The Audit Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the listing standards of the NYSE Amex. The Board has determined that Mr. Pope, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the SEC. The report of the committee is included in this proxy statement. During 2008 the Audit Committee met six times.

Compensation Committee. This Compensation Committee is responsible for overseeing our compensation programs and practices, including our executive compensation plans and incentive compensation plans. The Chief Executive Officer provides input to the Compensation Committee with respect to the individual performance and compensation recommendations for the other executive officers. Although the committee’s charter authorizes the committee to retain an independent consultant, no third party compensation consultant was engaged for 2008. The Compensation Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the listing standards of the NYSE Amex. During 2008 the Compensation Committee met six times.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee:

•

recommends the slate of director nominees for election to our Board of Directors;

•

identifies and recommends candidates to fill vacancies occurring between annual stockholder meetings;

•

reviews the composition of Board committees; and

•

monitors compliance with, reviews, and recommends changes to our various corporate governance policies and guidelines.

The committee also prepares and supervises the Board’s annual review of director independence and the Board’s annual self-evaluation. The Nominating and Corporate Governance Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the listing standards of the NYSE Amex. The Nominating and Corporate Governance Committee met three times during 2008.

The committee considers all qualified candidates identified by members of the committee, by other members of the Board of Directors, by senior management and by our stockholders. Stockholders who would like to propose a candidate may do so by submitting the candidate’s name, resume and biographical information to the attention of our Corporate Secretary. All proposals for nomination received by the Corporate Secretary will be presented to the committee for appropriate consideration.

The committee reviews each candidate including each candidate’s independence, skills and expertise based on a variety of factors, including the person’s experience or background in management, finance, regulatory matters and corporate governance. Based on its assessment of each candidate, the committee recommends candidates to the Board. The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board of Directors and members of senior management. However, there is no assurance that there will be any vacancy on the Board at the time of any submission or that the committee will recommend any candidate for the Board.

A majority of the persons serving on our Board of Directors must be “independent”. Thus, the committee has considered transactions and relationships between each director or any member of his or her immediate family and us or our affiliates, including those reported under “Certain Relationships and Related Transactions” below. The committee also reviewed transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. As a result of this review, the committee affirmatively determined that each of Messrs. Balousek, Geras, Mellon, Metnick, Pope and Tuchman are independent.

Compensation of Directors

Members of our Board of Directors who are also executive officers of our company do not receive any compensation for their services as a member of the Board of Directors. Each independent member of our Board of Directors receives $2,000 per month, plus reimbursement for travel and lodging expenses. Each independent director serving as chairman of a board committee, other than our Chairman of the Board, is paid an additional retainer equal to $2,000 per month. Our Chairman of the Board is paid an additional retainer of $6,000 per month. Further, each independent member of our Board of Directors is paid a per diem fee equal to:

•

$1,500 for each day physically spent at a company board or committee meeting, provided that in no case, may the per diem fee exceed one day for each in-person meeting, and

•

$2,000 for each day spent on general company business, provided that the aggregate per diem fees will not exceed $60,000 per annum.

Mr. Howe does not receive any compensation for his services as a member of our Board of Directors. The following table provides information concerning the compensation paid to our independent directors for their services as members of our Board of Directors for 2008. The information in the following table excludes any reimbursement of travel and lodging expenses which we may have paid. The value attributable to any option awards is computed in accordance with FAS 123R.

	Director Compensation
Name (a)	Fees earned or paid in cash ($) (b)	Stock awards ($) (c)	Option awards ($) (d)	Non-equity incentive plan compensation ($) (e)	Nonqualified deferred compensation earnings ($) (f)	All other compensation ($) (g)	Total ($) (h)

Mitch Tuchman	57,500	—	8,432	—	—	—	65,932
Robert T. Geras	37,500	—	9,465	—	—	—	46,965
George Mellon	51,500	—	9,465	—	—	—	60,965
Joshua Metnick	31,500	—	4,732	—	—	—	36,232
Charles Pope	25,500	—	3,720	—	—	—	29,220
Jack Balousek	27,500	—	3,720	—	—	—	31,220
Patrick Walsh [1]	14,000	—	—	—	—	—	14,000
Alex White [2]	47,100	—	17,994	—	—	—	65,094

———————

1

Mr. Walsh served as a member of our Board of Directors until June 27, 2008.

2

Mr. White served as a member of our Board of Directors until July 16, 2008.

Audit Committee Report

Report of the Audit Committee of the Board of Directors

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

With respect to the year ended December 31, 2008, in addition to its other work, the Audit Committee:

•

Reviewed and discussed with management and Grant Thornton LLP, our independent registered public accounting firm, our audited consolidated financial statements as of December 31, 2008 and the year then ended;

•

Discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and

•

Received from Grant Thornton LLP written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”. In addition, the Audit Committee discussed with Grant Thornton LLP its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Audit Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the audited consolidated financial statements in the 2008 Form 10-K for filing with the SEC.

Dated March 27, 2009	Audit Committee of the Board of Directors of Kowabunga! Inc.

/s/ Charles Pope, Chairman
/s/ Robert T. Geras
/s/ George Mellon

Information about our Auditors

The Audit Committee of the Board of Directors appointed Grant Thornton LLP as the independent registered public accounting firm to conduct the audit of our consolidated financial statements for 2008 and to report on our consolidated balance sheets, statements of income and other related statements. Grant Thornton LLP has served as our independent registered public accounting firm since June 2008. Previously, since September 2004 Blackman Kallick LLP had served as our independent registered public accounting firm. The Audit Committee charter includes the procedures for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the Board of Directors approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee. The audit and tax fees paid to the auditors with respect to 2008 were pre-approved by the Audit Committee of the Board of Directors.

Fees and Services

The following table shows the fees that were billed for the audit and other services provided by Grant Thornton LLP and Blackman Kallick LLP for 2008 and by Blackman Kallick LLP for 2007.

	2008	2007

Audit Fees	$610,545	$660,750
Audit-Related Fees	1,353	17,490
Tax Fees	3,250	1,220
All Other Fees	—	—
Total	$615,148	$679,460

Audit Fees — This category includes the audit of our annual financial statements, review of financial statements included in our quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with engagements for those years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC and other accounting consulting.

Tax Fees — This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees — This category consists of fees for other miscellaneous items.

EXECUTIVE OFFICERS

Name	Positions
Richard K. Howe	President, Chief Executive Officer
Gail L. Babitt	Chief Financial Officer

Executive officers of our company are appointed annually by the Board of Directors and serve at the pleasure of the Board.

Richard K. Howe, Age 46. For information regarding Mr. Howe please see “Board of Directors” which appears earlier in this proxy statement.

Gail L. Babitt, Age 45. Ms. Babitt has served as our Chief Financial Officer since March 2009. From 2007 to 2008 Ms. Babitt served as Chief Financial Officer of WorldSage, Inc., a global consolidator of post-secondary education institutions, where she helped develop the business model for a start-up business. Previously, from 2006 to 2007 she served as Chief Financial Officer for Pamida Stores, a private equity owned national merchandiser operating over 200 stores in 16 states with annualized revenues in excess of $800 million. She was a Partner with Envision Management Group, Inc., a private consulting firm that provides financial consulting services to various industries (from 2004 to 2006), Chief Financial Officer for Onstream Media Corporation, a NASDAQ-listed digital asset management and streaming media company (from 2000 to 2004), and served as VP of Finance and Corporate Controller for Telecomputing ASA, an Oslo Stock Exchange listed application service provider (from 1999 to October 2000). Ms. Babitt began her career with Ernst & Young and Price Waterhouse in the assurance and advisory practice, providing audit services for clients in diversified industries including entertainment, financial services, retail, technology and communication, with most of her clients being publicly-traded companies. From there she became a Manager in the Transaction Services Group of PricewaterhouseCoopers, providing financial due diligence for mergers and acquisitions supporting financial and strategic buyers and sellers. Ms. Babitt received her Bachelor of Science degree in accounting from Nova Southeastern University and her MBA from Boston University. She is a Certified Public Accountant.

Employment Agreement with Ms. Babitt

Because Ms. Babitt was not an executive officer of our company during 2008, information regarding her compensation arrangements is not included in the section entitled “Executive Compensation” appearing later in this proxy statement. In March 2009 we entered into an employment agreement with Ms. Babitt pursuant to which she became our Chief Financial Officer effective March 30, 2009. In connection with employment agreement, we agreed to issue her 2005 Long Term Incentive Plan options to purchase 750,000 shares of our common stock with an exercise price equal to the greater of the fair market value of our stock or $0.25 per share. These options vest one-third per year for each year of her employment with all such shares vested upon the third anniversary of starting date. The employment agreement also provides for:

•

a term ending March 31, 2012;

•

base salary equal to $250,000 per annum during the term of the agreement;

•

a discretionary annual bonus of up to 75% of her salary commencing in 2009, as determined by our Compensation Committee;

•

a non-competition and non-solicitation covenant during the term of the employment agreement and for a period of one year thereafter;

•

other benefits that are generally available to our executive management; and

•

relocation assistance, consisting of our company paying to Ms. Babitt $2,000 per month as a temporary Florida housing allowance until she sells her home in Omaha, Nebraska, not to exceed twelve 12 months, and reimbursing:

•

the reasonable and customary real estate commission not to exceed 6% of the sale price, and closing costs, legal fees and transfer taxes not to exceed $5,000 in the aggregate, which she actually pays upon the closing of the sale of her current residence, and

•

the reasonable and customary costs of relocation from Omaha, NE area to the Tampa, FL area.

The employment agreement can be terminated:

•

by Ms. Babitt at any time upon not less than 90-day prior written notice to us,

•

by us for “cause” as defined in the agreement or her disability,

•

automatically upon her death, or

•

by Ms. Babitt for “good reason” as defined in the agreement.

Except in the case of termination of the employment agreement by reason of death or disability or by reason of our termination for “cause”, in the event that we terminate the agreement prior to the end of the term of the agreement, or if Ms. Babitt terminates her employment for good reason, she is entitled to be paid a severance amount equal to the salary and bonus, if any bonus attainment criteria are satisfied post-termination that would have otherwise become due and owing to her date through the one year anniversary of the date of her termination of employment. If at any time during this severance period Ms. Babitt should receive any other compensation for her labor or services, the severance which otherwise would have been payable to her but for such other compensation will be reduced so that only the net positive difference, if any, between the cumulative salary amount which we would have paid and the total compensation received or receivable as a result of her labor or services will be paid to her.

If the employment agreement is terminated by Ms. Babitt for other than good reason, or by us for cause, we are obligated to pay Ms. Babitt all earned and accrued salary and expense reimbursements earned or accrued for services rendered up to the date of termination. Ms. Babitt is also entitled to receive a pro-rata bonus based upon the bonus she would subsequently have earned for the year in which her employment was terminated, if any, paid on the original date such bonus would have been payable.

EXECUTIVE COMPENSATION

Compensation Philosophy

The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Compensation Committee.

We believe that achievement of these compensation program objectives enhances long-term stockholder value. When designing compensation packages to reflect these objectives, the Compensation Committee has adopted the following four principles as a guide:

•

Alignment with stockholder interests: Compensation should be tied, in part, to our stock performance through the granting of equity awards to align the interests of executive officers with those of our stockholders,

•

Recognition for business performance: Compensation should correlate in large part with our overall financial performance,

•

Accountability for individual performance: Compensation should partially depend on the individual executive’s performance, in order to motivate and acknowledge the key contributors to our success, and

•

Competition: Compensation should generally reflect the competitive marketplace and be consistent with that of other well-managed companies in our peer group. In implementing this compensation philosophy, the Compensation Committee takes into account the compensation amounts from the previous years for each of the named executive officers, and internal compensation equity between the named executive officers and other employees.

2008 Compensation Determination Process

In 2008, the compensation program for our executive officers consists of the following components:

•

Base salary;

•

Annual performance-based cash awards;

•

2005 Long-Term Incentive Plan Awards; and

•

Other fringe benefits and perquisites.

The Compensation Committee believes that our executive compensation package consists of elements of compensation that are typically used to incentivize and reward executive management at other companies of our size, in our geographic area or in our industry. Each of these components is designed to meet the program's objectives of providing a combination of fixed and variable, performance-based compensation linked to individual and corporate performance. In the course of setting the initial compensation level for new hires or adjusting the compensation of existing employees, the Compensation Committee considered the advice and input of our management. Our Chief Executive Officer typically makes recommendations to the Compensation Committee for any proposed changes in salary, as well as performance-based awards and stock option grants, for the other named executive officers. The Compensation Committee decides any salary change, as well as performance-based awards and stock option grants, for the CEO.

2008 Base Salary

Base salary is an important component of executive compensation because it provides executives with an assured-level of income, assists us in attracting executives and recognizes different levels of responsibility and authority among executives. The determination of base salaries is based upon the executive’s qualifications and experience, scope of responsibility and potential to achieve the goals and objectives established for the executive. Additionally, past performance, internal pay equity and comparison to competitive salary practices are also considered.

In general, the Compensation Committee considers two types of potential base salary increases including “merit increases” based upon the executives’ individual performance and/or “market adjustments” based upon the peer group salary range for similar executives.

2008 Performance Based Cash Awards

Commencing June 1, 2007, we implemented a Board-approved executive bonus plan for designated named executive officers, such plan to have a maximum potential semi-annual award of $25,000 for each such executive. The amount of such award actually made was to be based upon attaining individual performance goals and objectives established for each executive. The individual performance goals were established for each named executive officers, other than the CEO, by the CEO. The CEO’s performance goals were approved by the Chairman of the Compensation Committee. Attainment of the goals was individually determined on an entirely subjective basis. If satisfactory attainment of sufficient goals was deemed achieved, it was expected that the full maximum potential award would be made. If not, none or some lesser amount of the maximum amount was expected to be awarded. Such determination was to be made by the CEO for his direct reports and by the Chairman of the Compensation Committee for the CEO. All awards were discretionary and could have been denied or withheld for any reason. This plan was the first performance-based cash award program adopted by us. It conformed to our compensation philosophy by making a portion of the executive total compensation partially dependant on the individual executive’s performance, in order to motivate and acknowledge the key contributors to our success. We paid performance cash awards to certain of our named executive officers during 2008 based upon attainment of 2007 goals and objectives. Goals and objectives are established semi-annually for the next bonus cycle.

2008 Long-Term Incentive Plan Awards

The objective of our long-term incentive program is to provide a long-term retention incentive for the named executive officers and others and to align their interests directly with those of our stockholders by way of stock ownership. Under our 2005 Long-Term Incentive Plan, approved by our stockholders on March 14, 2006, the Board of Directors or the Compensation Committee has the discretion to determine whether equity awards will be granted to named executive officers and if so, the number of shares subject to each award. The 2005 Long-Term Incentive Plan allows the Board or the Compensation Committee to grant options and restricted stock and other stock-based awards with respect to up to 10,000,000 shares of our common stock, valued in whole or in part by reference to the fair market value of the stock. In most instances, these long-term grants vest over a multi-year basis.

The Board or the Compensation Committee determines the recipients of long-term incentive awards based upon such factors as excellent performance, the length of continuous employment, managerial level, any prior awards, and recruiting and retention demands, expectations and needs. All our employees are eligible for awards. The Board or the Compensation Committee grants such awards by formal action, which awards are not final until a stock option agreement is delivered by us and executed by both the company and the employee. There is no set schedule for the Board or the Compensation Committee to consider and grant awards. The Board and the

Compensation Committee have the discretion to make grants whenever it deems it appropriate in our best interests. It is our policy to grant options to all employees only during periods other than “blackout periods,” although the Compensation Committee has discretion to grant options at any time. A blackout period is defined in our insider trading policy as the period beginning 15 days before the end of each quarter and continuing until the second trading day after information relating to the results of operations (earnings report) for such quarter have been announced to the public. This policy is subject to change at any time and for any reason.

We do not have any program, plan or practice in place to time option or other award grants with the release of material, non-public information and does not release such information for the purpose of affecting the value of executive compensation. The exercise price of stock subject to options awarded under the 2005 Long-Term Incentive Plan is the fair market value of the stock on the date the grant is approved by the Board or the Compensation Committee. Under the terms of the 2005 Long-Term Incentive Plan, the fair market value of the stock is the closing sales price of the stock on the date the grant is approved by the Board or the Compensation Committee as reported by the NYSE Amex.

Other Compensation and Benefits

We have historically provided perquisites and other types of non-cash benefits on a very limited basis in an effort to avoid an entitlement mentality, reinforce a pay-for-performance orientation and minimize expense. Such benefits, when provided, can include additional health care benefits and additional life insurance. In keeping with our philosophy of limited usage, the value of these benefits is, in aggregate, below the SEC rule ($10,000 per individual) requiring disclosure. Accordingly, no amounts for perquisites or other personal benefits for our named executive officers are reported in the “All Other Compensation” column in the Summary Compensation Table below other than for Mr. Mitchell, our former CEO. Mr. Mitchell, however, was entitled to receive an annual car allowance of $10,000 pursuant to his employment agreement.

Retirement and Other Post-Termination Benefits

Other than our 401(k) plan, employment agreements with our named executive officers and certain other employment agreements which provide for severance for termination without cause, we have not entered any employment agreements that provide for a continuation of post-employment benefits. Our benefits plans are generally the same for all employees, and so as of the date of this proxy statement, the Compensation Committee does not believe that any such plans in their present forms would continue post-employment, except as required by law (including with respect to COBRA), or otherwise set forth in this proxy statement. A description of these benefits for the CEO is included under the “Determination of Chief Executive Officer Compensation” section below. We do not currently maintain any other retirement or post-termination benefits plans.

Change in Control Severance Policy

We do not currently maintain any change in control severance plans or severance policies, except as provided in the 2005 Long-Term Incentive Plan discussed previously. Therefore, none of our named executive officers will receive any cash severance payments in the event we undergo a change in control, unless their employment agreement, if any, otherwise provides.

Other Benefits

We seek to maintain an open and inclusive culture in our facilities and operations among executives and other company employees. Thus, we do not provide executives with separate dining or other facilities, nor do we have programs for providing personal-benefit perquisites to executives, such as permanent lodging or defraying the cost of personal entertainment or family travel. Our basic health care and other insurance programs are generally the same for all eligible employees, including the named executive officers. In addition, for 2008 the named executive officers receive a company paid Executive Medical Reimbursement plan for uncovered expenses on our standard health, dental and vision insurance, through Exec-u-care.

Insurance

All full-time employees, including the named executive officers, are eligible to participate in our standard medical, dental, long-term and short-term disability and life insurance plans. The terms of such benefits for the named executive officers are generally the same as those for all other company employees. We pay approximately two-thirds of the annual health insurance premium with employees paying the balance through payroll deductions.

For vice presidents and above, we pay the entire premium for short and long term disability insurance. In addition, vice presidents and above receive company-paid term life and accident, death and disability insurance in an amount up to five times their annual earnings to a maximum of $500,000; cancer, disability, long-term care, and personal recovery insurance; and a supplemental individual income protection insurance plan (i.e., supplemental disability insurance). Our former CEO, Mr. Mitchell, was also eligible to receive a monthly long term disability benefit in an amount $2,000 per month higher than the standard executive benefit level.

401(k)

We sponsor a 401k Plan, which is a qualified defined contribution retirement plan with a 401(k) feature. Participants are provided the opportunity to make salary reduction contributions to the plan on a pre-tax basis. We have the ability to make discretionary matching contributions and discretionary profit sharing contributions to such plan. Currently, our practice is to match 50% of the participants’ contributions, up to an aggregate of 6% of each participant’s earnings. The company match vests over a three year period, subject to continued employment. After three years of continuous employment, the company match immediately vests when made.

Determination of Chief Executive Officer Compensation

Richard K. Howe

On November 3, 2008 we entered into an employment agreement with Mr. Richard K. Howe pursuant to which he became our President and CEO on November 17, 2008. Mr. Howe’s compensation is determined pursuant to the terms of this agreement. In connection with entering into the employment agreement, we issued Mr. Howe under our 2005 Long Term Incentive Plan five year options to purchase 2,367,623 shares of our common stock at an exercise price of $0.25 per share. Of this amount, 2,029,391 shares vest one-third per year for each year of his employment with all such shares vested upon the third anniversary. The additional 338,232 shares immediately vest upon our market capitalization remaining above $150 million for the period between any two quarterly earnings calls prior to the fifth anniversary of Mr. Howe’s starting date while he is employed, subject to the terms and conditions of the 2005 Long Term Incentive Plan.

The employment agreement also provides for:

•

a term ending December 31, 2011;

•

base salary equal to $395,000 per annum during the term of the agreement;

•

a discretionary annual bonus of up to 75% of Mr. Howe’s salary commencing in 2009, as determined by the Compensation Committee;

•

a non-competition and non-solicitation covenant during the term of the employment agreement and for a period of one year thereafter;

•

other benefits that are generally available to our executive management; and

•

relocation assistance pursuant to which we agreed to pay Mr. Howe $2,000 per month as a temporary Florida housing allowance until he sells his home in Little Rock, AR, not to exceed 24 months, and reimbursement for:

•

the reasonable and customary real estate commission not to exceed 6% of the sale price, and closing costs, legal fees and transfer taxes not to exceed $5,000 in the aggregate, which Mr. Howe actually pays upon the closing of the sale of his current residence, and

•

the reasonable and customary costs of relocation from Little Rock, AR area to the Tampa, FL area.

The employment agreement may be terminated:

•

by Mr. Howe at any time upon not less than 90-day prior written notice to us,

•

by us for “cause” as defined in the agreement or the disability of Mr. Howe,

•

automatically upon the his death, or

•

by Mr. Howe for “good reason” as defined in the agreement.

Except in the case of termination for the death or disability of Mr. Howe or termination for cause, in the event that we terminate the employment agreement prior to the end of the term, or if Mr. Howe terminates for good reason, Mr. Howe is entitled to receive a severance amount equal to his salary and bonus, if any bonus attainment criteria are satisfied post-termination, less all applicable deductions, that would have become due and owing to him through the one year anniversary of the date of his termination of employment. If at any time during this severance period Mr. Howe should receive any other compensation for his labor or services, the severance which otherwise would have been payable to him but for such other compensation will be reduced so that only the net positive difference, if any, between the cumulative salary amount which we would have paid and the total compensation received or receivable as a result of his labor or services will be paid to him.

If the employment agreement is terminated by Mr. Howe for other than good reason, or by us for cause, we are obligated to pay Mr. Howe all earned and accrued salary and expense reimbursements earned or accrued for services rendered up to the date of termination. Mr. Howe is also entitled to receive a pro-rata bonus based upon the bonus he would subsequently have earned for the year in which his employment was terminated, if any, paid on the original date such bonus would have been payable.

Stan Antonuk

Following Mr. Mitchell’s resignation as CEO in April 2008, Mr. Antonuk, who previously served as our COO, served as our interim CEO from April 2008 until November 2008 when Mr. Howe joined our company. During the period he served as CEO, Mr. Antonuk’s compensation was determined pursuant to the terms of an employment agreement with him dated May 20, 2008 pursuant to which he agreed to serve as our interim CEO. The three year employment agreement provided for:

•

base salary equal to $300,000 per annum commencing April 18, 2008 while he served as CEO and continuing during the term of the agreement, but decreasing to $250,000 per annum when he reverted to his COO position;

•

an annual cash bonus as determined by our Board of Directors,

•

a non-competition and non-solicitation covenant during the term of the employment agreement and for a period of one year thereafter; and

•

other benefits that are generally available to our employees.

The employment agreement may be terminated by us for “cause” as defined in the agreement, the disability of Mr. Antonuk, automatically upon his death or by Mr. Antonuk for “good reason” as defined in the agreement.

If the employment agreement is terminated by Mr. Antonuk for good reason, or if we terminated the agreement without cause, we are obligated to pay Mr. Antonuk any accrued but unpaid base salary and expense reimbursements due as of the date of termination, and a severance amount equal to all amounts of his annual base compensation as COO that would have become due and owing to him through the three year anniversary of the date of the employment agreement discounted at the rate of 10% per annum or his usual base compensation due under the agreement for the balance of the term, as we may elect in our sole and absolute discretion. Following Mr. Howe’s appointment as CEO, Mr. Antonuk returned to the position of COO of our company. We have eliminated the COO position and Mr. Antonuk now serves as our Senior Vice President Direct Marketing. We are in the process of amending the May 20, 2008 employment agreement to provide for a change in title. All other terms of the agreement will remain unchanged.

Scott Mitchell

Mr. Mitchell served as our CEO from August 2006 until April 2008. On August 3, 2006, we entered into an employment agreement with Mr. Mitchell pursuant to which he served as our President and CEO. Mr. Mitchell’s compensation was determined pursuant to the terms of this agreement. In connection with entering into the employment agreement we agreed to pay to Mr. Mitchell a $150,000 signing bonus in immediately available funds, and issued to Mr. Mitchell options to purchase 400,000 shares of our common stock, at an exercise price of $2.19 per share with one-third of the options vesting on each of the first, second and third year anniversaries of the date of issuance. The employment agreement provided for:

•

a five year term with automatic one-year renewals beginning on the fourth year anniversary of the agreement, unless at least 60 days prior to such anniversary, either party notifies the other of its intent not to renew;

•

base salary equal to $485,000 per annum during the term of the agreement;

•

a $10,000 per year allowance for a car,

•

additional insurance or other benefits as determined by Mr. Mitchell;

•

an annual cash bonus as determined by our Board of Directors, provided that during the term of the agreement, Mr. Mitchell’s annual salary, when combined with the annual cash bonus must be higher than the annual salary and annual cash bonus paid to any other employee of our company during the such period;

•

a non-competition and non-solicitation covenant during the term of the employment agreement and for a period of six months thereafter; and

•

other benefits that are generally available to our executive management

The agreement could be terminated:

•

by Mr. Mitchell at any time upon not less than 90-day prior written notice to us,

•

by us for “cause” or the disability of Mr. Mitchell,

•

automatically upon the death of Mr. Mitchell, or

•

by Mr. Mitchell for “good reason.”

If the employment term was terminated by Mr. Mitchell for good reason, or if we caused the non-renewal of the employment term, we were obligated to pay Mr. Mitchell any accrued but unpaid salary, prorated annual cash bonus and prorated vacation, and any other amounts accrued but unpaid as of the date of termination, and a lump-sum severance payment equal to the unpaid salary that would have been paid to Mr. Mitchell over the balance of the employment term. In addition:

•

we agreed to continue all medical, dental and life insurance benefits at no cost to the Mr. Mitchell for the greater of 12 months, commencing on the date of termination or the balance of the term, except if Mr. Mitchell begins new employment or service for another person or entity that offers comparable health insurance, such benefits shall immediately cease, and

•

the ownership of all restricted stock and options granted to Mr. Mitchell was to vest to the extent provided for in the applicable stock option or other agreement governing the issuance thereof.

If the employment term is terminated by Mr. Mitchell for other than good reason, or by us for cause, or if Mr. Mitchell causes the non-renewal of the employment term, we agreed to pay to Mr. Mitchell in a lump sum payment any accrued but unpaid salary, prorated annual cash bonus and prorated

Mr. Mitchell resigned as President and CEO effective April 18, 2008. Effective as of April 24, 2008, we entered into a Separation Agreement and a Consulting Agreement with Mr. Mitchell pursuant to which he resigned as a member of its Board of Directors. Pursuant to the agreements, we granted Mr. Mitchell 400,000 unrestricted shares of our common stock valued at $328,000 in consideration for providing consulting services to us for six months. Mr. Mitchell’s employment agreement with us was terminated and all of his options and warrants received directly from us, whether vested or unvested, were forfeited. We exchanged general releases with Mr. Mitchell. Mr. Mitchell agreed not to sell more than 50,000 shares of the stock grant he received under the agreements in any weekly period on the open market, and for 12 months he agreed not to engage in any business that competes with us in the U.S. and in certain foreign jurisdictions or solicit any of our employees or customers.

Determination of Compensation of Other Named Executive Officers

Jody Brown

Mr. Brown served as our CFO until January 2, 2009. Mr. Brown’s compensation was determined pursuant to the terms of an employment agreement we entered into with him on September 5, 2006. Further, on September 1, 2006, we issued to Mr. Brown options to purchase 150,000 shares of common stock, at an exercise price of $1.92 per share with the options vesting over a three year period. The employment agreement provided for:

•

a three year term;

•

base salary equal to $250,000 per annum during the term of the agreement;

•

an annual cash bonus as determined by the Board of Directors,

•

a non-competition and non-solicitation covenant during the term of the employment agreement and for a period of one year thereafter; and

•

other benefits that are generally available to our vice presidents

The employment agreement could be terminated:

•

by us for “cause” or the disability of Mr. Brown,

•

automatically upon the death of Mr. Brown, or

•

by Mr. Brown for “good reason”.

If the employment term was terminated by Mr. Brown for good reason, or if we terminated the agreement without cause, we were obligated to pay Mr. Brown (i) any accrued but unpaid salary, prorated annual cash bonus and prorated vacation, and any other amounts accrued but unpaid as of the date of termination, and (ii) a lump-sum severance payment equal to the unpaid salary that would have been paid to Mr. Brown over the balance of the employment term.

In December 2008 in connection with his resignation as CFO of our company, this employment agreement was mutually terminated and we paid no severance benefits to Mr. Brown.

John Linden

Mr. Linden served as our Chief Technology Officer until July 2008. Mr. Linden’s compensation in 2008 was determined pursuant to the terms of an employment agreement entered into on February 17, 2006, as part of our acquisition of Litmus Media, Inc. whereby he was to serve as the co-president of Litmus. The employment agreement provided for:

•

a three year term;

•

base salary equal to $250,000 per annum during the term of the agreement;

•

a discretionary annual cash bonus as determined by the Board of Directors,

•

a non-competition and non-solicitation covenant during the term of the employment agreement and for a period of one year thereafter; and

•

other benefits that are generally available to our vice presidents.

The agreement could be terminated:

•

by us for “cause” or the disability of Mr. Linden,

•

automatically upon the death of Mr. Linden, or

•

by Mr. Linden if we required him to relocate more than 25 miles.

If we terminated the agreement without cause, which includes Mr. Linden’s declining to relocate more than 25 miles from Litmus’ then current principal place of business, we were obligated to pay Mr. Linden (i) any accrued but unpaid salary, prorated annual cash bonus and prorated vacation, and any other amounts accrued but unpaid as of the date of termination, and (ii) a lump-sum severance payment equal to the unpaid salary that would have been paid to Mr. Linden over the balance of the employment term.

On July 21, 2006, Mr. Linden’s employment agreement was amended to change his employment to Chief Technology Officer. The three year term was adjusted to specify a June 30, 2009 end date. There was no change in his compensation.

On July 23, 2008, the employment agreement was terminated by us by written notice to Mr. Linden, which such written notice stated that his employment thereunder as our Chief Technology Officer was being terminated “for cause,” as defined in the agreement. Notwithstanding the termination of Mr. Linden's employment, Linden continues to be subject to certain confidentiality, non-competition, and other restrictive covenants in the agreement that survive a “for cause” termination. Mr. Linden notified us that he believed that we did not have a basis for terminating him “for cause”, which, if true, could entitle him to severance in the amount estimated at approximately $230,000. In addition, on July 22, 2008, Mr. Linden filed a Form 4 with the SEC reflecting the grant of 300,000 shares of our common stock by us to him even though we believe that this grant was never completed. We do not intend to issue these shares to Mr. Linden and believe that the filing of such Form 4 was incorrect. On July 30, 2008, we filed a Declaratory Judgment Action against Mr. Linden in the Sixth Judicial Circuit in and for Pinellas County, Florida. On August 5, 2008, Mr. Linden filed a 10 count action in the United States District Court for the Middle District of Florida claiming breach of his employment agreement and other counts. On August 29, 2008, Mr. Linden dismissed six counts in the action, and asserted them as counterclaims in our Declaratory Judgment action. We are defending this case vigorously and is currently engaged in active discovery.

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for:

•

all individuals serving as our principal executive officer or acting in a similar capacity during the year ended December 31, 2008,

•

our two most highly compensated named executive officers at December 31, 2008 whose annual compensation exceeded $100,000, and

•

up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as a named executive officer of our company at December 31, 2008.

The value attributable to any option awards is computed in accordance with FAS 123R.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity incentive plan compen- sation ($)	Non- qualified deferred compen- sation earnings ($)	All other compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard K. Howe [1]	2008	38,043	—	—	178,282	—	—	—	216,325

Stan Antonuk [2]	2008	284,194	25,000	—	72,118	—	—	—	381,312
	2007	248,308	—	—	70,985	—	—	—	319,293

Scott P. Mitchell [3]	2008	158,726	25,000	328,000	—	—	—	3,077	514,803
	2007	485,000	—	—	165,632	—	—	13,846	664,478

Jody Brown [4]	2008	250,486	25,000	—	44,380	—	—	—	319,866
	2007	250,000	—	—	70,985	—	—	—	320,985

John Linden [5]	2008	172,156	37,500	—	—	—	—	—	209,656
	2007	273,269	—	—	85,182	—	—	—	358,451

———————

1

Mr. Howe has served as our President and CEO since November 17, 2008.

2

Mr. Antonuk, who had been our COO, served as interim CEO from April 18, 2008 until November 17, 2008. He currently serves as Senior Vice President Direct Marketing.

3

Mr. Mitchell served as our CEO until April 18, 2008. Stock awards in 2008 represents the value of 400,000 shares of our common stock which were issued to Mr. Mitchell as compensation for six months of consulting services to us upon separation from our company.

4

Mr. Brown served as our CFO until December 12, 2008.

5

Mr. Linden served as our Chief Technology Officer until July 24, 2008. Mr. Linden’s salary includes compensation paid to his spouse.

Outstanding Equity Awards at Year End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2008:

OPTION AWARDS						STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Richard K. Howe	—	2,367,623	—	0.25	11/17/13	—	—	—	—

Stan Antonuk	100,000	50,000	—	1.92	9/01/16	—	—	—	—
	25,000	50,000	—	1.69	10/31/12	—	—	—	—
	—	325,000	—	0.69	5/22/13	—	—	—	—

Scott P. Mitchell	—	—	—	—	—	—	—	—	—

Jody Brown	41,431	—	—	2.05	8/18/09	—	—	—	—
	100,000	50,000	—	1.92	9/1/16	—	—	—	—
	25,000	50,000	—	1.69	10/31/12	—	—	—	—
	—	200,000	—	0.69	5/22/13

John Linden	—	—	—	—	—	—	—	—	—

2005 Long-Term Incentive Plan

Plan Administration

The Compensation Committee has full authority to administer the 2005 Long-Term Incentive Plan (“2005 Plan”) including determining recipients of awards and the amount and type of awards. The Compensation Committee has the discretionary authority to interpret the 2005 Plan, to amend, waive or extend any provision or unit of any award, to approve the forms of agreement for use under the 2005 Plan and to otherwise supervise the administration of the 2005 Plan. While reference is made to the power and authority of the Compensation Committee throughout this discussion of the 2005 Plan, in all situations or circumstances the Board of Directors may supersede any of its committees.

Limits on Plan Awards

The Board has reserved a maximum of 10,000,000 shares of common stock for issuance under the 2005 Plan. A participant may receive multiple awards under the 2005 Plan.

Shares delivered under the 2005 Plan will be authorized but unissued shares of our common stock. To the extent that any award payable in shares is forfeited or an award otherwise terminates or expires without the issuance of shares, the shares covered thereby may again be made subject to awards under the 2005 Plan unless the participant who had been awarded those shares had already received dividends or other benefits of ownership with respect to those shares, but will be counted against that calendar year’s limit with respect to a given participant.

Eligibility and Participation

The Compensation Committee has the discretion to designate participants under the 2005 Plan. Awards may be granted under the 2005 Plan to our employees and employees of our direct or indirect subsidiaries, and to any director, consultant, agent, individual, company, advisor or independent contractor who renders bona fide services to us or any of our direct or indirect subsidiaries that is not in connection with the offer and sale of our securities in a capital raising transaction and does not directly or indirectly promote or maintain a market for our securities. We will only grant incentive stock options to our employees including employees of any of our indirect or direct subsidiaries.

Types of Plan Awards

The Compensation Committee may grant the following types of awards under the 2005 Plan.

Stock Options. Options to purchase shares of our common stock may be granted alone or in connection with other awards under the 2005 Plan. Options granted under the 2005 Plan may be either nonqualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price of any stock option granted under the 2005 Plan may not be less than the fair market value of the shares of common stock at the date of grant. Further, in the event that an employee would otherwise be ineligible to receive an incentive stock option by reason of Code Sections 422(b)(6) or 424(d), the price of the shares intended to be incentive stock options may not be less than 110% of the fair market value of the shares of common stock at the date of grant. The exercise price is payable in cash or by certified check, in certain cases in shares of our common stock, or as otherwise permitted by the Compensation Committee.

The Compensation Committee determines the terms of each option at the time of the grant. Generally, the Compensation Committee has discretion to provide for an exercise term of up to 10 years or, with respect to an incentive stock option, five years in the case of a participant who on the date of grant owns more than 10% of our outstanding voting stock. The Compensation Committee may specify at or after the date of grant the time or times at which, and in what proportions, an option becomes vested and exercisable. Generally, options may be exercised commencing on or after the date of grant and ending on the expiration or termination of the option. Vesting may be based on the continued service of the participant for specified time periods or on the company attaining specified performance goals or both.

If the participant is not vested as to his or her entire option at the time the participant terminates employment or is terminated as an employee, the unvested portion of the option will revert to the plan. If, after termination, the participant does not exercise his or her option within the time specified in the relevant agreement governing the option, the option will terminate and the shares will revert to the plan.

Restricted Stock. The Compensation Committee may also grant awards of common stock subject to restrictions. Awards of common stock granted under the 2005 Plan may be granted alone or in connection with other awards under the 2005 Plan. Restricted stock represents shares of common stock that are issued subject to restrictions on transfer and vesting requirements. Vesting requirements may be based on the continued service of the participant for specified time periods or on the company or the person, or both, attaining specified performance goals. Dividends or other distributions may be paid on shares of restricted stock. Recipients of restricted stock may have the same rights as our stockholders, including all voting and dividend rights.

Other Stock-Based Awards. The Compensation Committee may grant other awards valued by reference to, or otherwise based on, shares of our common stock or on the fair market value thereof and subject to any terms and conditions determined by the Compensation Committee. The awards may be granted alone or in tandem with other awards under the 2005 Plan.

Section 162(m) Awards

Awards of stock options granted under the 2005 Plan will automatically qualify for the “performance-based compensation” exception under Section 162(m) of the Code pursuant to their expected terms. Under Section 162(m), the terms of the award must state an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the award although the Compensation Committee has the discretion to decrease the amount of compensation payable.

Effect of Change in Control

Awards under the 2005 Plan are generally subject to special provisions upon the occurrence of a “change in control” transaction, as defined in the 2005 Plan. Under the 2005 Plan, in the event a participant is terminated “without cause” (as that term is defined in the agreement governing the award to the participant) during the one year period following a “change in control,” then:

•

any and all options granted thereunder which would vest with the passage of time were the participant to continue as an employee for the applicable period and the “current year’s percentage” (as defined below) of any options which are tied to performance standards that could possibly be achieved during the calendar year in which the participant’s employment has been terminated, will be deemed to vest in full and become immediately exercisable, and will remain exercisable throughout their entire term;

•

any restrictions imposed on restricted shares of common stock will lapse with respect to restricted shares which would vest with the passage of time were the participant to continue as an employee for the applicable period and the “current year’s percentage” of any restricted shares which are tied to performance standards that could possibly be achieved during the calendar year in which the participant’s employment has been terminated will be deemed earned; and

•

the maximum payout opportunities attainable under all other stock-based awards which would vest with the passage of time were the participant to continue as an employee for the applicable period will be deemed to be vested in full and the “current year’s percentage” will be deemed to have been fully earned for the calendar year in which the participant’s employment has been terminated.

Any of the awards vesting or exercised by virtue of a change in control will be paid in cash or in the sole discretion of the Compensation Committee in shares to the participant within 30 days following the effective date of the termination of employment. Any shares issued in respect of these awards shall be valued at the fair market value as of the effective date of the termination of employment without cause.

The “current year’s percentage” means that percentage of the performance-based award that would have been satisfied for the calendar year in question based upon the product of (i) the percentage of calendar quarters completed for the year in which the employee is terminated without cause, multiplied by (ii) the performance-based award that the employee would have earned had the entire four calendar quarters of our performance and the employee’s performance for the year equaled the average quarterly performance for all calendar quarters completed prior to termination of the employee’s employment for the year in question.

Adjustments for Corporate Changes

In the event of a recapitalization, reclassification, stock split, combination, exchange, dividend or other distributions payable in capital stock, or other change in our corporate structure, we will adjust the number, kind and, with respect to options, the exercise price of, shares available for grant.

Term, Amendment and Termination

The Compensation Committee may, from time to time, amend or terminate the 2005 Plan. No amendment or modification of the 2005 Plan will adversely affect any outstanding award previously granted.

Plan Benefits

Future benefits under the 2005 Plan are not currently determinable.

U.S. Tax Treatment of Awards

Incentive Stock Options. An incentive stock option results in no taxable income to the optionee or a deduction to us at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise for the longer of two years from the date of grant or one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a “disqualifying disposition”) then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, we will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options. A non-qualified stock option results in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising such an option will at that time realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation recognized by the optionee. The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term capital gain (or loss), depending upon the holding period of the shares.

Other Awards. Recipients of restricted stock are generally subject to ordinary income tax at the time the restrictions lapse on the shares, unless the recipient elects to accelerate recognition as of the date of grant. Recipients of unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, we will generally be entitled to a corresponding tax deduction at the same time the participant recognizes ordinary income.

PRINCIPAL STOCKHOLDERS

At April 27, 2009 we had 65,508,068 shares of common stock issued and outstanding. The following table sets forth information known to us as of April 27, 2009 relating to the beneficial ownership of shares of our common stock by:

•

each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•

each director and nominee;

•

each named executive officer; and

•

all named executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 15550 Lightwave Drive, Third Floor, Clearwater, Florida 33760. We believe that all persons, unless otherwise noted, named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the that date, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the that date, have been exercised or converted.

Name of Beneficial Owner	# of Shares Beneficially Owned	% of Class
Richard K. Howe [1]	—	n/a
Mitch Tuchman [2]	108,333	*
Charles Pope [3]	—	n/a
Joshua Metnick[4]	56,667	*
Jack Balousek [5]	—	n/a
Gail L. Babitt [6]	—	n/a
Robert T. Geras [7]	1,251,391	1.9%
George Mellon [8]	221,667	*
Charles Morgan [9]	5,254,500	8.0%
All named executive officers, directors and director nominees as a group (nine persons) (1, 2, 3, 4, 5, 6, 7, 8 and 9)	6,892,558	10.4%
William Blair & Company, L.L.C. [10]	7,381,242	11.0%
Patrick Terrell and Susan Terrell [11]	7,761,100	11.9%

———————

*

represents less than 1%

1

The number of securities beneficially owned by Mr. Howe excludes:

•

options to purchase an aggregate of 2,029,391 shares of our common stock with an exercise price of $0.25 per share which vest one-third each year beginning in November 2009, and

•

options to purchase an additional 338,232 shares of our common stock with an exercise price of $0.25 per share which vest upon our market capitalization remaining above $150 million for the period between any two quarterly earnings calls prior to the fifth anniversary of Mr. Howe’s starting date while he is employed.

2

The number of securities beneficially owned by Mr. Tuchman includes options to purchase 108,333 shares of our common stock with an exercise price of $0.69 per share but excludes options to purchase 116,667 shares of our common stock with an exercise price of $0.69 per share which have not yet vested.

3

The number of securities beneficially owned by Mr. Pope excludes options to purchase 200,000 shares of our common stock with an exercise price of $0.69 per share which have not yet vested.

4

The number of securities beneficially owned by Mr. Metnick includes:

•

options to purchase 50,000 shares of our common stock with an exercise price of $2.19 per share; and

•

options to purchase 6,667 shares of our common stock with an exercise price of $1.69 per share.

The number of securities beneficially owned by Mr. Metnick excludes:

•

options to purchase 25,000 shares of our common stock with an exercise price of $2.19 per share which have not yet vested, and

•

options to purchase 13,333 shares of our common stock with an exercise price of $1.69 which have not yet vested.

5

The number of securities beneficially owned by Mr. Balousek excludes options to purchase 200,000 shares of our common stock with an exercise price of $0.69 per share which have not yet vested.

6

The number of securities beneficially owned by Ms. Babitt excludes options to purchase 750,000 shares of our common stock with an exercise price of $0.25 per share. These options vest one-third each year beginning in March 2010.

7

The number of shares beneficially owned by Mr. Geras includes:

•

243,903 shares of our common stock held by LaSalle Properties Inc. Profit Sharing Plan over which he has voting and dispositive control,

•

options to purchase 133,333 shares of our common stock with an exercise price of $2.19 per share; and

•

options to purchase 13,333 shares of our common stock with an exercise price of $1.69 per share.

The number of securities beneficially owned by Mr. Geras excludes:

•

options to purchase 66,667 shares of our common stock with an exercise price of $2.19 per share which have not yet vested, and

•

options to purchase 26,667 shares of our common stock with an exercise price of $1.69 which have not yet vested.

8

The number of shares beneficially owned by Mr. Mellon includes:

•

25,000 shares of our common stock held by Mellon Enterprises over which he has voting and dispositive control,

•

options to purchase 133,333 shares of our common stock with an exercise price of $2.19 per share; and

•

options to purchase 13,333 shares of our common stock with an exercise price of $2.69 per share.

The number of securities beneficially owned by Mr. Mellon excludes:

•

options to purchase 66,667 shares of our common stock with an exercise price of $2.19 per share which have not yet vested, and

•

options to purchase 26,667 shares of our common stock with an exercise price of $1.69 which have not yet vested.

9

The number of shares beneficially owned by Mr. Morgan includes 1,250,000 shares of our common stock owned by Bridgehampton Capital Management LLC over which Mr. Morgan has indirect control.

10

The number of securities beneficially owned by William Blair & Company, L.L.C. includes:

•

1,424,000 shares of our common stock underlying warrants with an exercise price of $2.50 per share,

•

448,409 shares of our common stock underlying warrants with an exercise price of $3.05 per share, and

•

224,205 shares of our common stock with an exercise price of $4.00 per share.

William Blair & Company, L.L.C.’ s address is 222 W. Adams, Chicago, IL 60606. The source for the number of shares of our common stock beneficially owned by William Blair & Company L.L.C. is the Schedule 13G/A filed with the SEC on January 12, 2009.

11

Patrick Terrell and Susan’s Terrell’s address is 02425 SW Military Road, Portland, OR 97219. The source for the number of shares of our common stock owned by Patrick Terrell and Susan Terrell is the Schedule 13G filed with the SEC on February 12, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions since January 1, 2008 nor are there any currently proposed transactions in which we were or are to be participant in which any related person had or will have a direct or indirect material interest.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Our Board of Directors currently consists of seven individuals. Pursuant to our by-laws, beginning at our 2008 annual meeting our Board was divided into three classes and six members of our Board of Directors were elected at the 2008 annual meeting. As this was the first election of classified directors, the terms of the Class I and Class II directors were shortened to the 2009 and 2010 annual meetings, respectively. The terms of the Class III directors elected at the 2008 annual meeting were three years, expiring at the 2011 annual meeting. In November 2008 our Board was expanded to seven members and Mr. Howe was appointed to the Board although he was not assigned a class.

Neither Mr. Geras nor Mr. Mellon, both of whom currently serve as a Class I director and each of whose terms expire at the 2009 annual meeting, are standing for re-election at the 2009 annual meeting. There are no disagreements between our company and either Mr. Geras of Mr. Mellon. We thank each of Messrs. Geras and Mellon for their service as directors and each of their contributions to our company.

The Board, upon recommendation by the Nominating and Corporate Governance Committee, has nominated Mr. Richard K. Howe and Mr. Charles Morgan for election as Class I directors, each to hold office until the 2012 annual meeting of stockholders or until his successor has been duly elected and qualified. Biographical information concerning Mr. Howe appears earlier in this proxy statement under “Board of Directors.” Biographical information concerning Mr. Morgan, who if elected will be an independent director, appears below. In the event that either nominee is unable or unwilling to serve as a director, the individual named as proxy on the proxy card will vote the shares that he represents for election of such other person as the Board of Directors may recommend. The Board has no reason to believe that either Mr. Howe or Mr. Morgan will be unable or unwilling to serve.

Charles Morgan, Age 66. Mr. Morgan is an investor in Bridgehampton Arbitrage LLC and an equity owner of Bridgehampton Capital Management LLC. Currently, he is Chairman of the Advisory Board of Bridgehampton Capital Management LLC and co-manager of investments. Mr. Morgan has extensive experience managing and investing in both private and public companies including Acxiom Corporation (NasdaqGS: ACXM), an information services company he helped grow from an early stage company to $1.4 billion in revenues during his tenure as Chief Executive Officer from 1975 to 2008. Mr. Morgan was employed by IBM as a systems engineer for six years prior to joining Acxiom, and he holds a mechanical engineering degree from the University of Arkansas. In addition, Mr. Morgan has served on the board and in various leadership roles with the Direct Marketing Association (DMA) throughout his career, serving in 2001 as chairman of the DMA board. Mr. Morgan also serves as a member and is the past chairman of the board of trustees of Hendrix College.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

"FOR" ELECTION OF THE CLASS I DIRECTOR NOMINEES.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting. If, however, other matters properly come before the 2009 annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER'S RIGHTS

Under Nevada Law there are no dissenter's rights available to our stockholders in connection with the election of our members to our Board of Directors.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2008 Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2008 Form 10-K by writing to us at 15550 Lightwave Drive, Third Floor, Clearwater, Florida 33760, Attention: Corporate Secretary, or from our website, www.kowabunga.com.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Kowabunga! Inc., Attention: Corporate Secretary, 15550 Lightwave Drive, Third Floor, Clearwater, Florida 33760 or by faxing a communication to (727) 324-0063.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Kowabunga! Inc., 15550 Lightwave Drive, Third Floor, Clearwater, Florida 33760. Please note that additional information can be obtained from our website at www.kowabunga.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ RICHARD K. HOWE
Richard K. Howe, President and CEO

Clearwater, Florida

May 4, 2009

KOWABUNGA! INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS –JUNE 18, 2009 AT 2:00 PM		ISSUER SERVICES – PROXY DEPT. 201 Shannon Oaks Circle Suite 105 Cary, NC 27511-5570
CONTROL ID:	XXXXXXX
PROXY ID:	XXXXXXX
PASSWORD:	XXXXXXX

The undersigned, a stockholder of Kowabunga! Inc. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Richard K. Howe proxy, with power of substitution, for and in the name of the undersigned to attend the 2009 annual meeting of stockholders of the Company to be held at the Company’s offices, 15550 Lightwave Drive, Third Floor, Clearwater, Florida 33760, on Thursday, June 18, 2009 beginning at 2:00 PM, local time, or at any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by fax, please DO NOT mail your proxy card.

ABC HOLDER 400 MY STREET ANYTOWN, US 00000
MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/KOW
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF KOWABUNGA! INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	To elect two Class I directors’		☐	☐
	Mr. Richard K. Howe				☐	CONTROL ID:
	Mr. Charles Morgan				☐	PROXY ID:
PASSWORD:

Proposal 2
To consider and act upon any other business as may properly come before the 2009 annual meeting or any adjournments thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST “FOR” PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

MARK HERE FOR ADDRESS CHANGE   □

New Address (if applicable):

________________________
________________________
________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2009

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)